Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated July 29, 2005 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

July 29, 2005